UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 6, 2024

SKYWEST, INC.

(Exact Name of Registrant as Specified in its Charter)

Utah	0-14719	87-0292166
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

444 South River Road
St. George, Utah	84790
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:

(435) 634-3000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, No Par Value	SKYW	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 6, 2024, the Board of Directors (the “Board”) of SkyWest, Inc. (the “Company”) adopted amendments to the Company’s amended and restated bylaws (as amended, the “Amended and Restated Bylaws”), which became effective the same day. Among other things, the amendments effected by the Amended and Restated Bylaws:

●	address the universal proxy rules adopted by the U.S. Securities and Exchange Commission, by clarifying that no person may solicit proxies in support of a director nominee other than the Board’s nominees unless such person has complied with Rule 14a-19 under the Securities Exchange Act of 1934, as amended, including applicable notice and solicitation requirements;
● update the notice period for shareholders to bring matters before a meeting of shareholders to be, in the case of an annual meeting of shareholders, not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting of shareholders and, in the case of a special meeting of shareholders, not earlier than 120 days prior to such special meeting nor later than 90 days prior to such special meeting or, if later, the 10th day following public disclosure of such meeting;
● enhance procedural mechanics and disclosure requirements in connection with shareholder nominations of directors and submissions of proposals regarding other business at shareholder meetings, including, without limitation, by requiring additional background information and disclosures regarding proposing shareholders, proposed director nominees and business, and other persons related to a shareholder’s solicitation of proxies;
●	require any candidate for the Board, whether nominated by the Board or a shareholder, to provide certain background information and representations regarding disclosure of voting or compensation arrangements, compliance with the Company’s policies and guidelines and intent to serve the entire term;
● require that a shareholder directly or indirectly soliciting proxies from other shareholders use a proxy card color other than white; and
● adopt exclusive forum provisions (a) designating any state court located in the State of Utah (“Utah Court”) as the exclusive forum for certain legal actions involving the Company (or in the event that a Utah Court does not have jurisdiction, a federal district court located within the State of Utah) and (b) providing for the federal district courts of the United States of America to be the exclusive forum for all claims arising under the Securities Act of 1933, as amended, in each case, unless the Company selects or consents to the selection of an alternative forum.

The Amended and Restated Bylaws also include certain technical, conforming, modernizing and clarifying changes.

As a result of the amendments discussed above, if a shareholder intends to present a proposal (which is not to be included in the Company’s proxy materials) or nominate a person for election at the Company’s 2025 annual meeting of shareholders, the Company must receive written notice no earlier than January 7, 2025, and no later than February 6, 2025, to be timely, in accordance with the procedures set forth in the Amended and Restated Bylaws.

The foregoing description of the changes contained in the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Title of Document
3.1	Amended and Restated Bylaws of SkyWest Inc., effective August 6, 2024
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYWEST, INC.

Dated: August 8, 2024	By	/s/ Eric J. Woodward
Eric J. Woodward, Chief Accounting Officer